Exhibit 99.1


                              FOR IMMEDIATE RELEASE

                          FRONTIERVISION HOLDINGS, L.P.
                    ANNOUNCES COMMENCEMENT OF EXCHANGE OFFER


DENVER, CO (BUSINESSWIRE) - April 29, 1999

FrontierVision Holdings, L.P. ("Holdings") and FrontierVision Holdings Capital II Corporation (collectively, the "Issuers") announced the commencement of their exchange offer (the "Exchange Offer") to exchange $91,298,000 aggregate principal amount at maturity of the Issuers' 11-7/8% Senior Discount Notes due 2007, Series B (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act), for $91,298,000 aggregate principal amount at maturity of the Issuers' 11-7/8% Senior Discount Notes due 2007, Series B (the "Old Notes"), which were issued and sold on December 9, 1998 in a transaction exempt from registration under the Securities Act.

The Securities and Exchange Commission declared the Issuers' Registration Statement on Form S-4 effective today, April 29, 1999, and the Issuers promptly commenced the Exchange Offer. The Exchange Offer shall be held open until June 4, 1999, at 5:00 P.M. EST, unless extended by the Issuers to a later date (the "Expiration Date"). Holders of Old Notes wishing to participate in the Exchange Offer prior to the Expiration Date should contact U.S. Bank Trust National Association (the "Exchange Agent") to receive a copy of the Prospectus and Letter of Transmittal that fully set forth the terms and conditions of the Exchange Offer. The Exchange Agent may be reached at 1 (800) 934-6802.

FrontierVision Operating Partners, L.P., a wholly-owned subsidiary of Holdings, one of the 20 largest multiple cable system operators in the United States, serves more than 695,000 customers, primarily in Ohio, Kentucky and Maine.


INVESTOR CONTACT:     James W. McHose, Vice President - Finance   (303) 757-1588
                                Email:  InvestorRel@FVP.com